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                          Exhibit 1.A. (3)(a)
                        Underwriting Agreement

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                                             Exhibit 1A. (3)(a)

PRINCIPAL UNDERWRITER'S AGREEMENT


     IT IS HEREBY AGREED by and between FIRST VARIABLE LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of FIRST VARIABLE ANNUITY FUND A and FIRST VARIABLE ANNUITY FUND E (the "Variable Accounts") and FIRST VARIABLE CAPITAL SERVICES, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                       I

     INSURANCE COMPANY proposes to issue and sell certain Variable Annuity and Variable Life Contracts (collectively the "Contracts") of the Variable Accounts to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Contracts to be sold are more fully described in the registration statements and prospectuses hereinafter mentioned. Such Contracts will be issued by INSURANCE COMPANY through the Variable Accounts.

                                      II

     INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts issued through the Variable Accounts. PRINCIPAL UNDERWRITER will sell the Contracts under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectus.

                                     III

     PRINCIPAL UNDERWRITER shall be compensated for its distribution service in such amount as to meet all of its obligations to selling broker-dealers with respect to all Purchase Payments accepted by INSURANCE COMPANY on the Contracts covered hereby.

                                     IV

     On behalf of the Variable Accounts, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Contracts. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                       V

     PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Contracts or the Variable Accounts of INSURANCE COMPANY

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other than those contained in the current registration statements or prospectuses relating to the Variable Accounts filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                      VI

     Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                    VII

     This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

     This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party.

                                     VIII

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

     EXECUTED this 19 day of September, 1994.


                    INSURANCE COMPANY
                    FIRST VARIABLE LIFE INSURANCE COMPANY


                    BY: /S/ John S. Coulton
                       ---------------------------------


                    PRINCIPAL UNDERWRITER
                    FIRST VARIABLE CAPITAL SERVICES, INC.


                    BY: /S/ Bruce D. Lawrence
                       ---------------------------------



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                              AMENDMENT NUMBER ONE
                                      TO
                       PRINCIPAL UNDERWRITER'S AGREEMENT


AMENDMENT to Principal Underwriter's Agreement ("Agreement") dated September 19, 1994 by and between FIRST VARIABLE LIFE INSURANCE COMPANY ("Insurance Company") on behalf of FIRST VARIABLE ANNUITY FUND A and FIRST VARIABLE ANNUITY FUND E (the "Variable Accounts") and FIRST VARIABLE CAPITAL SERVICES, INC. ("Principal Underwriter").

The Agreement is hereby amended to include SEPARATE ACCOUNT VL of the
Insurance Company as one of the Variable Accounts.   In all other respects,
the terms, conditions and limitations of the Agreement , as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

     EXECUTED this __  day of  _________, 1996.


                    INSURANCE COMPANY
                    FIRST VARIABLE LIFE INSURANCE COMPANY


                    BY: _______________________



                    PRINCIPAL UNDERWRITER
                    FIRST VARIABLE CAPITAL SERVICES, INC.


                    BY:  __________________________